As filed with the Securities and Exchange Commission on April 1, 2019

Registration No. 333-230624

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Qutoutiao Inc.

(Exact name of Registrant as specified in its charter)

Cayman Islands	7370	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

11/F, Block 3, XingChuang Technology Center

Shen Jiang Road 5005,

Pudong New Area, Shanghai, 200120

People’s Republic of China

+86-21-6858-3790

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Cogency Global Inc.

10E. 40th Street, 10th Floor

New York, NY10016, United States

+1-212-947-7200

(Name, address and telephone number of agent for service)

Copies to:

Chris K.H. Lin, Esq. Daniel Fertig, Esq. Simpson Thacher & Bartlett LLP 35th Floor, ICBC Tower 3 Garden Road Central, Hong Kong +852-2514-7600

Dan Ouyang, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

Unit 2901, 29/F, Tower C,

Beijing Yintai Centre

No. 2 Jianguomenwai Avenue

Chaoyang District, Beijing 100022

People’s Republic of China

+86-10-6529-8300

Jie Zhu, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

Unit 03-04, 38F, Jin Mao Tower

88 Century Boulevard

Pudong New Area, Shanghai 200121

People’s Republic of China

+86-21-6165-1700

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)(3)	Proposed Maximum Offering Price per Share(3)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(4)
Class A ordinary shares, par value US$0.0001 per share	2,443,750	US$47.32	US$115,638,250	US$14,015

(1)

American depositary shares, or ADSs, issuable upon deposit of the Class A ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-227181). Every four ADSs represent one Class A ordinary share.

(2)

Includes (a) Class A ordinary shares represented by ADSs that may be purchased by the underwriters pursuant to their option to purchase additional ADSs and (b) all Class A ordinary shares represented by ADSs initially offered and sold outside the United States that may be resold from time to time in the United States either as part of the distribution or within 40 days after the later of the effective date of this registration statement and the date the securities are first bona fide offered to the public.

(3)

Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low trading prices on March 28, 2019 of the ADSs listed on the NASDAQ Global Select Market.

(4)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 is being filed solely for the purpose of filing an exhibit to this registration statement on Form F-1, or the Registration Statement, and to amend and restate the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page and exhibit index of the Registration Statement. This Amendment No. 1 does not contain copies of the prospectus included in the Registration Statement, which remains unchanged from the Registration Statement filed on March 29, 2019.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.	Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to the public interest, such as providing indemnification against civil fraud or the consequences of committing a crime. The registrant’s articles of association provide that each officer or director of the registrant shall be indemnified out of the assets of the registrant against any liability incurred by him or her in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favor, or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part, or in which he or she is acquitted or in connection with any application in which relief is granted to him or her by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the registrant.

Under the form of indemnification agreements filed as Exhibit 10.1 to this registration statement, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

The form of underwriting agreement to be filed as Exhibit 1.1 to this registration statement will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Recent Sales of Unregistered Securities

We were incorporated in July 2017 and have since then issued and sold the securities described below without registering the securities under the Securities Act. None of these transactions involved any underwriters’ underwriting discounts or commissions, or any public offering. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S or Rule 701 under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering.

Purchaser	Date of Issuance	Number of Securities	Consideration in U.S. Dollars	Underwriting Discount and Commission
Vistra (Cayman) Limited	July 2017	1 ordinary shares	US$1	n/a	(1)
Innotech Group Holdings Ltd.	July 2017	42,499 ordinary shares	US$42,499	n/a	(1)
News Optimizer (BVI) Ltd.	July 2017	7,500 ordinary shares	US$7,500	n/a	(1)
CW_toutiao Limited	September 2017	3,296,703 Series A convertible redeemable preferred shares	US$21,600,000	n/a
ACE Redpoint Ventures China I, L.P.	September 2017	1,539,560 Series A convertible redeemable preferred shares	US$10,087,200	n/a
ACE Redpoint Associates China I, L.P.	September 2017	87,363 Series A convertible redeemable preferred shares	US$572,400	n/a
ACE Redpoint China Strategic I, L.P.	September 2017	21,429 Series A convertible redeemable preferred shares	US$140,400	n/a
CMC Queen Holdings Limited	September 2017	1,373,626 Series A1 convertible redeemable preferred shares	US$10,000,000	n/a

Purchaser	Date of Issuance	Number of Securities	Consideration in U.S. Dollars	Underwriting Discount and Commission
Image Flag Investment (HK) Limited	March 2018	5,420,144 Series B1 convertible redeemable preferred shares	US$105,000,000	n/a
Long Range L.P.	March 2018	1,371,974 Series B2 convertible redeemable preferred shares	US$32,400,000	n/a
People Better Limited	March 2018	342,993 Series B2 convertible redeemable preferred shares	US$8,100,000	n/a
Shunwei Growth III Limited	March 2018	342,993 Series B2 convertible redeemable preferred shares	US$8,100,000	n/a

(1)	We subsequently effected a share split in September 2017 in which each one of these ordinary shares were split into 10,000 ordinary shares.

Purchaser	Date of Issuance	Number of Securities	Consideration in U.S. Dollars	Underwriting Discount and Commission
Double Excel Investment Limited	March 2018	716,145 Series B2 convertible redeemable preferred shares	US$16,912,196	n/a
Lighthouse Capital International Inc.	March 2018	127,035 Series B2 convertible redeemable preferred shares	US$3,000,000	n/a
CMC Queen Holdings Limited	March 2018	423,449 Series B2 convertible redeemable preferred shares	US$10,000,000	n/a
ACE Redpoint Ventures China I, L.P.	March 2018	335,693 Series B2 convertible redeemable preferred shares	US$7,927,605	n/a
ACE Redpoint Associates China I, L.P.	March 2018	19,049 Series B2 convertible redeemable preferred shares	US$449,855	n/a
ACE Redpoint China Strategic I, L.P.	March 2018	4,673 Series B2 convertible redeemable preferred shares	US$110,344	n/a
Shanghai ChuangVest Venture Investment Partnership (Limited Partnership)	April 2018	211,724 Series B2 convertible redeemable preferred shares	US$5,000,000	n/a
Hundreds TWC Fund Limited Partnership (now known as Hundreds ANTA Fund Limited Partnership)	April 2018	962,384 Series B3 convertible redeemable preferred shares	US$25,000,000	n/a
Harvest Ceres Fund, LP	April 2018	654,421 Series B3 convertible redeemable preferred shares	US$17,000,000	n/a
Vision Global Capital Limited	April 2018	134,734 Series B3 convertible redeemable preferred shares	US$3,500,000	n/a
CG Partners Opportunity Fund SP	September 2018	290,104 Series C1 preferred shares	US$10,800,000	n/a
Shimmering Investment (BVI) Ltd.	September 2018	145,052 Series C1 preferred shares	US$5,400,000	n/a

Pursuant to a share purchase agreement dated August 27, 2018, we agreed to issue 1,480,123 Class A ordinary shares to an affiliate of Shanghai Dongfang Newspaper Co., Ltd. (“The Paper”) for the consideration of

US$55,102,061. Such transaction is subject to regulatory approvals from relevant PRC government authorities and we currently expect the transactions to close in the next 12 months.

Item 8.	Exhibits and Financial Statement Schedules

(a)	Exhibits

See Exhibit Index beginning on page II-4 of this Registration Statement.

(b)	Financial Statement Schedules.

All supplement schedules are omitted because of the absence of conditions under which they are required or because the information is shown in the financial statements or notes thereto.

Item 9.	Undertakings

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant under the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1	Form of Underwriting Agreement

3.1*	Sixth Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.2 to the registration statement on Form F-1 (File No. 333-226913), as amended, initially filed with the Securities and Exchange Commission on August 17, 2018)

4.1*	Specimen of Ordinary Share Certificate (incorporated herein by reference to Exhibit 4.1 to the registration statement on Form F-1 (File No. 333-226913), as amended, initially filed with the Securities and Exchange Commission on August 17, 2018)

4.2*	Form of Deposit Agreement among the Registrant, The Bank of New York Mellon, as depositary, and the owners and holders of ADSs (incorporated herein by reference to Exhibit 1 to the Registration Statement on Form F-6 (Registration No. 333-227181), as amended, initially filed with the Securities and Exchange Commission on September 4, 2018)

4.3*	Form of American Depositary Receipt evidencing American Depositary Shares (included in Exhibit 4.2)

4.4*	Fourth Amended and Restated Shareholders Agreement, dated September 4, 2018 (incorporated herein by reference to Exhibit 4.4 to the registration statement on Form F-1 (File No. 333-226913), as amended, initially filed with the Securities and Exchange Commission on August 17, 2018)

5.1*	Opinion of Walkers regarding the validity of the ordinary shares being registered

8.1*	Opinion of Simpson Thacher & Bartlett LLP regarding certain United States federal tax matters

8.2*	Opinion of Walkers regarding certain Cayman Islands tax matters (included in Exhibit 5.1)

8.3*	Opinion of King & Wood Mallesons regarding certain PRC tax matters (included in Exhibit 99.2)

10.1*	Form of Indemnification Agreement between the Registrant and its directors and executive officers (incorporated herein by reference to Exhibit 10.1 to the registration statement on Form F-1 (File No. 333-226913), as amended, initially filed with the Securities and Exchange Commission on August 17, 2018)

10.2*	Form of Employment Agreement between the Registrant and its executive officers (incorporated herein by reference to Exhibit 10.2 to the registration statement on Form F-1 (File No. 333-226913), as amended, initially filed with the Securities and Exchange Commission on August 17, 2018)

10.3*	Equity Interest Pledge Agreement by and among Shanghai Quyun Internet Technology Co., Ltd. (“Shanghai Quyun”), Shanghai Jifen Culture Communications Co., Ltd. (“Shanghai Jifen”) and each shareholder of Shanghai Jifen (English Translation) (incorporated herein by reference to Exhibit 10.3 to the registration statement on Form F-1 (File No. 333-226913), as amended, initially filed with the Securities and Exchange Commission on August 17, 2018)

10.4*	Voting Rights Proxy Agreement by and among Shanghai Quyun, Shanghai Jifen and each shareholder of Shanghai Jifen (English Translation) (incorporated herein by reference to Exhibit 10.4 to the registration statement on Form F-1 (File No. 333-226913), as amended, initially filed with the Securities and Exchange Commission on August 17, 2018)

10.5*	Exclusive Technology and Consulting Service Agreement by and between Shanghai Quyun and Shanghai Jifen (English Translation) (incorporated herein by reference to Exhibit 10.5 to the registration statement on Form F-1 (File No. 333-226913), as amended, initially filed with the Securities and Exchange Commission on August 17, 2018)

Exhibit No.	Description of Exhibit

10.6*	Exclusive Option Agreement by and among Shanghai Quyun, Shanghai Jifen and each shareholder of Shanghai Jifen (English Translation) (incorporated herein by reference to Exhibit 10.6 to the registration statement on Form F-1 (File No. 333-226913), as amended, initially filed with the Securities and Exchange Commission on August 17, 2018)

10.7*	Loan Agreement by and among Shanghai Quyun and each shareholder of Shanghai Jifen (English Translation) (incorporated herein by reference to Exhibit 10.7 to the registration statement on Form F-1 (File No. 333-226913), as amended, initially filed with the Securities and Exchange Commission on August 17, 2018)

10.8*	Qutoutiao Inc. Equity Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Registration Statement on Form S-8 (Registration No. 333-229673), filed with the Securities and Exchange Commission on February 14, 2019)

10.9*	Series B1 Preferred Share Purchase Agreement, dated March 4, 2018, by and among Image Flag Investment (HK) Limited, the Registrant, its principal shareholders and subsidiaries and other parties named thereto (incorporated herein by reference to Exhibit 10.10 to the registration statement on Form F-1 (File No. 333-226913), as amended, initially filed with the Securities and Exchange Commission on August 17, 2018)

10.10*	Series B2 Preferred Share Purchase Agreement, dated March 8, 2018, by and among several investors, the Registrant, its principal shareholders and subsidiaries and other parties named thereto (incorporated herein by reference to Exhibit 10.11 to the registration statement on Form F-1 (File No. 333-226913), as amended, initially filed with the Securities and Exchange Commission on August 17, 2018)

10.11*	Trust Deed dated February 26, 2018 among the Registrant, The Core Trust Company Limited, as trustee, and Qu World Limited, as nominee (incorporated herein by reference to Exhibit 10.12 to the registration statement on Form F-1 (File No. 333-226913), as amended, initially filed with the Securities and Exchange Commission on August 17, 2018)

10.12*	Baidu Alliance Membership Registration Agreement (English Translation) (incorporated herein by reference to Exhibit 10.16 to the registration statement on Form F-1 (File No. 333-226913), as amended, initially filed with the Securities and Exchange Commission on August 17, 2018)

10.13*	Series B3 Preferred Share Purchase Agreement, dated April 19, 2018, by and among several investors, the Registrant, its principal shareholders and subsidiaries and other parties named thereto (incorporated herein by reference to Exhibit 10.17 to the registration statement on Form F-1 (File No. 333-226913), as amended, initially filed with the Securities and Exchange Commission on August 17, 2018)

10.14*	Series C1 Preferred Share Purchase Agreement, dated August 17, 2018, by and among Shimmering Investment (BVI) Ltd., the Registrant, its principal shareholders and subsidiaries and other parties named thereto (incorporated herein by reference to Exhibit 10.18 to the registration statement on Form F-1 (File No. 333-226913), as amended, initially filed with the Securities and Exchange Commission on August 17, 2018)

10.15*	Series C1 Preferred Share Purchase Agreement, dated August 17, 2018, by and among CG Partners Opportunity Fund SP, the Registrant, its principal shareholders and subsidiaries and other parties named thereto (incorporated herein by reference to Exhibit 10.19 to the registration statement on Form F-1 (File No. 333-226913), as amended, initially filed with the Securities and Exchange Commission on August 17, 2018)

Exhibit No.	Description of Exhibit

10.16*	Supplementary Agreement to Series C1 Preferred Share Purchase Agreement, dated September 4, 2018, by and among Shimmering Horizon L.P., the Registrant, its principal shareholders and subsidiaries and other parties named thereto (incorporated herein by reference to Exhibit 10.20 to the registration statement on Form F-1 (File No. 333-226913), as amended, initially filed with the Securities and Exchange Commission on August 17, 2018)

10.17*	Series C2 Preferred Share Purchase Agreement, dated August 27, 2018, by and among Shanghai Pengpai Online Network Technology Co., Ltd., the Registrant, its principal shareholders and subsidiaries and other parties named thereto (incorporated herein by reference to Exhibit 10.21 to the registration statement on Form F-1 (File No. 333-226913), as amended, initially filed with the Securities and Exchange Commission on August 17, 2018)

10.18*	Strategic Cooperation Framework Agreement, dated August 27, 2018, by and between Shanghai Dongfang Newspaper Co., Ltd. and Shanghai Jifen (English Translation) (incorporated herein by reference to Exhibit 10.22 to the registration statement on Form F-1 (File No. 333-226913), as amended, initially filed with the Securities and Exchange Commission on August 17, 2018)

10.19*	Supplementary Agreement to Series C1 Preferred Share Purchase Agreement, dated September 11, 2018, by and among CG Partners Opportunity Fund SP, the Registrant, its principal shareholders and subsidiaries and other parties named thereto (incorporated herein by reference to Exhibit 10.23 to the registration statement on Form F-1 (File No. 333-226913), as amended, initially filed with the Securities and Exchange Commission on August 17, 2018)

10.20*	Equity Interest Pledge Agreement by and among Shanghai Zhicao Information Technology Co., Ltd. (“Shanghai Zhicao”), Shanghai Big Rhinoceros Horn Information Technology, Co., Ltd (“Big Rhinoceros Horn”) and each shareholder of Big Rhinoceros Horn (English Translation)

10.21*	Voting Rights Proxy Agreement by and among Shanghai Zhicao, Big Rhinoceros Horn and each shareholder of Big Rhinoceros Horn (English Translation)

10.22*	Exclusive Technology and Consulting Service Agreement by and between Shanghai Zhicao and Big Rhinoceros Horn (English Translation)

10.23*	Exclusive Option Agreement by and among Shanghai Zhicao, Big Rhinoceros Horn and each shareholder of Big Rhinoceros Horn (English Translation)

10.24*	Loan Agreement by and among Shanghai Zhicao and each shareholder of Big Rhinoceros Horn (English Translation)

10.25*	Convertible Loan Agreement, dated March 28, 2019, by and between the Registrant and Alibaba Investment Limited

21.1*	Subsidiaries of Registrant

23.1*	Consent of PricewaterhouseCoopers Zhong Tian LLP

23.3*	Consent of Walkers (included in Exhibit 5.1)

23.4*	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 8.1)

23.5*	Consent of King & Wood Mallesons (included in Exhibit 99.2)

23.6*	Consent of Analysys International

24.1*	Powers of Attorney (included on the signature page in Part II of this Registration Statement)

99.1*	Code of Business Conduct and Ethics of the Registrant (included on the signature page in Part II of this Registration Statement) (incorporated herein by reference to Exhibit 24.1 to the registration statement on Form F-1 (File No. 333-226913), as amended, initially filed with the Securities and Exchange Commission on August 17, 2018)

99.2*	Opinion of King & Wood Mallesons regarding certain PRC law matters

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China on April 1, 2019.

QUTOUTIAO INC.

By:	/s/ Eric Siliang Tan
Name: Eric Siliang Tan
Title: Executive Chairman

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Eric Siliang Tan	Executive Chairman	April 1, 2019
Eric Siliang Tan

/s/ Lei Li	Director and Chief Executive Officer	April 1, 2019
Lei Li	(principal executive officer)

*	Director	April 1, 2019
Shaoqing Jiang

*	Director	April 1, 2019
Yongbo Dai

*	Director	April 1, 2019
James Jun Peng

*	Director	April 1, 2019
Feng Li

*	Director and Co-President	April 1, 2019
Jianfei Dong

/s/ Jingbo Wang	Director and Chief Financial Officer	April 1, 2019
Jingbo Wang	(principal financial and accounting officer)

*	Director and Chief Strategy Officer	April 1, 2019
Oliver Yucheng Chen

*By:	/s/ Eric Siliang Tan
Name: Eric Siliang Tan
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Qutoutiao Inc. has signed this registration statement or amendment thereto in New York on April 1, 2019.

COGENCY GLOBAL INC.

By:	/s/ Shek Yuen Ting
Name: Shek Yuen Ting
Title: Assistant Secretary